
                                                                                     EXHIBIT 12


                     MERRILL LYNCH PREFERRED CAPITAL TRUST V
                     MERRILL LYNCH PREFERRED FUNDING V, L.P.
                      COMPUTATION OF RATIOS OF EARNINGS TO
          COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                             (dollars in thousands)



                                FOR THE THREE MONTHS ENDED           FOR THE THREE MONTHS ENDED
                                      June 29, 2007                       June 30, 2006
                           ---------------------------------  ---------------------------------
                              MERRILL LYNCH    MERRILL LYNCH     MERRILL LYNCH    MERRILL LYNCH
                                 PREFERRED       PREFERRED          PREFERRED       PREFERRED
                            CAPITAL TRUST V   FUNDING V,L.P.   CAPITAL TRUST V    FUNDING V,L.P.
                           ----------------- ---------------  ----------------- ---------------

Earnings                       $ 15,948           $ 18,705        $ 15,948           $ 18,691
                               ========           ========        ========           ========


Fixed charges                  $      -           $      -        $      -           $      -

Preferred securities
 distribution
 requirements                    15,470             15,948          15,470             15,948
                               --------           --------        --------           --------

Total combined fixed
 charges and preferred
 securities distribution
 requirements                  $ 15,470           $ 15,948        $ 15,470           $ 15,948
                               ========           ========        ========           ========

Ratio of earnings to
 combined fixed charges
 and preferred securities
 distribution requirements         1.03               1.17            1.03               1.17


                                FOR THE SIX MONTHS ENDED           FOR THE SIX MONTHS ENDED
                                        June 29, 2007                      June 30, 2006
                           ---------------------------------  ---------------------------------
                              MERRILL LYNCH    MERRILL LYNCH     MERRILL LYNCH    MERRILL LYNCH
                                 PREFERRED       PREFERRED          PREFERRED       PREFERRED
                            CAPITAL TRUST V    FUNDING V,L.P.   CAPITAL TRUST V  FUNDING V,L.P.
                           ----------------- ---------------  ----------------- ---------------
Earnings                       $ 31,897           $ 37,411        $ 31,897           $ 37,374
                               ========           ========        ========           ========


Fixed charges                  $      -           $      -        $      -           $      -

Preferred securities
 distribution
 requirements                    30,940             31,897          30,940             31,897
                               --------           --------        --------           --------

Total combined fixed
 charges and preferred
 securities distribution
 requirements                  $ 30,940           $ 31,897        $ 30,940           $ 31,897
                               ========           ========        ========           ========

Ratio of earnings to
 combined fixed charges
 and preferred securities
 distribution requirements         1.03               1.17            1.03               1.17



